EXHIBIT 31.2

Rule 13a-14(a)/15d-14(a) Certification

I, Jay Needelman, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended June 30, 2017 of SmartMetric, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: October 27, 2017	/s Jay Needelman
Jay Needelman, Chief Financial Officer, principal financial officer